Exhibit 32.1

Section 906 Certification

Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Kimco Realty Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

  (i)  the accompanying Annual Report on Form 10-K/A (Amendment No. 2) of the Company for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13 (a) or Section 15 (d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 17, 2010

/s/ David B. Henry

David B. Henry

Chief Executive Officer

Date:  August 17, 2010

/s/ Glenn G. Cohen

Glenn G. Cohen

Chief Financial Officer

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